BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Filed in the office of	Document Number 20180453664-09
Barbara K. Cegavske	Filing Date and Time 10/17/2018 12:37 PM
Barbara K. Cegavske Secretary of State State of Nevada	Entity Number E0486932018-1

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Synergy Empire Limited
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Business Filings Incorporated (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 500,000,000 — Par value per share: $ 0.0001 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Leong Will Liam (Name) No.19, Jalan 12/118b, Desa Tun Razak (Street Address) / Kuala Lumpur (City) / Malaysia (State) / 56100 (Zip Code) 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be: — **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Leong Will Liam (Name) — X [signature] (Incorporator Signature) No.19, Jalan 12/118b, Desa Tun Razak (Address) / Kuala Lumpur (City) / Malaysia (State) / 56100 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] Mark Williams, AVP, Business Filings Incorporated — October 8, 2018 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

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ATTACHMENT TO ARTICLES OF INCORPORATION

FOR

SYNERGY EMPIRE LIMITED

Article two. Registered Agent for Service of Process:

Address of Commercial Registered Agent:	701 S, CARSON ST, STE 200, CARSON CITY, NV, 89701
Address of Registered Office:	701 S, CARSON ST, STE 200, CARSON CITY, NV, 89701
Mailing Address of Registered Office:	701 S, CARSON ST, STE 200, CARSON CITY, NV, 89701

Article three. Authorized Stock:

The aggregate number of shares which the Corporation shall have authority to issue is five million (500,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock", with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stocks that the Corporation shall have authority to issue is four hundred fifty million (450,000,000) shares. The total number of shares of Preferred Stocks that the Corporation shall have authority to issue is fifty million (50,000,000) shares. The Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, and the qualification, limitations or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Board of Directors.